UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2020, JAKKS Pacific, Inc. (the “Company”) reached an agreement (the “Agreement”) with holders of its term loan (the “Term Loan”) and Wells Fargo Bank, National Association, holder of its revolving credit facility (the “Credit Facility”) to receive a waiver on its EBITDA covenant until March 31, 2022. The Term Loan previously had a covenant requiring trailing 12-month EBITDA (as defined and adjusted therein) to be at least $34 million. Under the agreement reached with lenders, the trailing 12-month EBITDA requirement has been reduced to $25 million, which will not be calculated earlier than March 31, 2022.

Under the Agreement, the Company will pre-pay $15.0 million of the Term Loan immediately and, under certain conditions, pre-pay up to an additional $5.0 million no later than the third quarter of 2021. As of September 30th, the Company had $138.8 million outstanding on the Term Loan.

The foregoing description of the amendments to the Term Loan and to the Credit Facility is qualified in its entirety by reference to the full texts thereof, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Consent and Amendment No. 3 to Amended and Restated Credit Agreement
10.2	Amendment No. 2 to First Lien Term Loan Facility Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

By:	/S/ John L. Kimble
John L. Kimble, CFO

Date:  October 19, 2020

 Exhibit Index

Exhibit	Description
10.1	Consent and Amendment No. 3 to Amended and Restated Credit Agreement
10.2	Amendment No. 2 to First Lien Term Loan Facility Credit Agreement